UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2002
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 5. Other Events. On October 9, 2002, Community Bancorp. announced the earnings and other financial information for the period ended September 30, 2002. The Press Release is as follows:

PRESS RELEASE
Community Bancorp. Reports Third Quarter Earnings and Dividend

Derby, VT	October 8, 2002	For immediate release

For more information contact: Richard C. White at (802)-334-7915

     Community Bancorp., Derby, Vermont, today announced earnings for the quarter ended September 30, 2002 of $801,209, or $0.23 per share, as compared to $654,867 or $0.18 per share for the same period a year ago, an increase in earnings per share of 28%. For the first nine months of the year, the Company reported earnings of $2,365,592 or $0.67 per share compared to $1,784,761 or $0.50 per share for the first nine months of 2001, for an earnings per share increase of 34%.

     As of September 30, the Company reported assets of $302,495,685 with total loans of $200,655,269 (including loans held for sale) and deposits of $252,332,464 up 8% and 13% respectively from a year ago.

     In commenting on the Company's growth and earnings performance, President Richard White said "This performance is the result of a combination of factors, including very strong loan activity, fewer loan losses, deposit growth and maintenance of our spreads. Mortgage loan activity has been particularly strong, with mortgage originations year to date of $44.7 million."

     White also said that the Montpelier branch office continues to exceed expectations, with deposits of over $11 million as of September 30, 2002 and loans of over $14 million. In addition to the loans carried on our books, that office has originated almost $10 million in loans sold into the secondary market.

     The Company's Board of Directors has declared a cash dividend of $0.16 per share, payable November 1, 2002 to shareholders of record as of October 15th.

     Community Bancorp. is the parent Company of Community National Bank, an independent bank that has been serving its Vermont communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury and Montpelier.

     Forward-Looking Statements: This press release contains forward-looking statements, including, without limitation, statements about the Company's financial condition, results of operations, earnings outlook and business affairs. Although these statements are based on management's current expectations and estimates, actual conditions, results, earnings and business may differ materially from those contemplated by such forward-looking statements, as they could be influenced by numerous factors which are unpredictable and outside the Company's control. Factors that may cause actual results to differ materially from such statements include, among others, the following: (1) competitive pressures increase among financial services providers in the Company's northern New England market area or in the financial services industry generally, including pressures from nonbank financial service providers, from increasing consolidation and integration of financial service providers and from changes in technology and delivery systems; (2) interest rate change in such a way as to reduce the Company's interest margins and its funding sources; (3) general economic or monetary conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality or diminished demand for the Company's products and services; and (4) changes in laws or government rules, or the way in which courts interpret those laws or rules, adversely affect the Company's business or impose additional costs and regulatory requirements.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: October 9, 2002
Stephen P. Marsh,
Vice President & Treasurer